CHINYE & COMPANY, PA CERTIFIED PUBLIC ACCOUNTANTS
1525 NW 167TH Street — Suite 330 — Miami, Florida 33069
Tel: (305) 625-9464 – Fax: (305) 625-3434
Website: chinye.com – Email: info@chinye.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in this Registration Statement on Form SB-2, of our report dated March 31, 2004, relating to the financial statements of Jefferson Capital Interests, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

Chinye & Company, CPA, PA

Chinye & Company, CPA, PA
Certified Public Accountants
Miami, Florida
May 12, 2004